                                                                EXHIBIT 10.18


                    SUBORDINATION AND INTERCREDITOR AGREEMENT


      SUBORDINATION AND INTERCREDITOR AGREEMENT (this "Agreement"), dated as of June 4, 1998, among BANKBOSTON, N.A., a national banking association having its head office at 100 Federal Street, Boston, Massachusetts 02110, in its capacity as agent (the "Agent") for the Banks (as hereinafter defined), SUMMIT INVESTORS III, L.P., a Delaware limited partnership having its head office at 600 Atlantic Avenue, Boston, Massachusetts 02110 ("Summit Investors"), SUMMIT SUBORDINATED DEBT FUND II, L.P., a Delaware limited partnership having its head office at 600 Atlantic Avenue, Boston, Massachusetts 02110 ("Summit Subdebt", and together with Summit Investors, collectively referred to herein as the "Subordinating Creditors" and each individually a "Subordinating Creditor"), and STRIDE & ASSOCIATES, INC., a Delaware corporation having its head office at 222 Berkeley Street, Suite 1620, Boston, Massachusetts 02116 (the "Borrower").

      WHEREAS, pursuant to a Revolving Credit and Term Loan Agreement dated as of June 4, 1998 (as amended and in effect from time to time, including any replacement agreement therefor, the "Credit Agreement"), among the lending institutions party thereto (the "Banks"), the Agent and the Borrower, the Banks have agreed, upon the terms and subject to the conditions contained therein, to make loans and otherwise extend credit to the Borrower; and

      WHEREAS, each Subordinating Creditor has extended credit to the Borrower pursuant to a certain Securities Purchase and Redemption Agreement dated as of June 4, 1998 (as amended with the consent of the Agent as provided herein and in effect from time to time, the "Subordinated Debenture"), among the Subordinating Creditors and the Borrower; and

      WHEREAS, it is a condition precedent to the Banks' willingness to make loans and otherwise extend credit to the Borrower pursuant to the Credit Agreement that the Borrower and each Subordinating Creditor enter into this Agreement with the Agent; and

      WHEREAS, in order to induce the Banks to make loans and otherwise extend credit to the Borrower pursuant to the Credit Agreement, the Borrower and each Subordinating Creditor have agreed to enter into this Agreement with the Agent;

      NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. DEFINITIONS. Terms not otherwise defined herein have the same respective meanings given to them in the Credit Agreement. In addition, the following terms shall have the following meanings:

         SENIOR DEBT. All principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created or evidenced by the Credit Agreement or any of the other Loan Documents or any prior, concurrent, or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of the Agent or any of the Banks. Senior Debt shall expressly include any and all interest accruing or out of pocket costs or expenses incurred after the date of any filing by or against the Borrower of any petition under the federal Bankruptcy Code or any other bankruptcy, insolvency or reorganization act regardless of whether the Agent's or any Bank's claim therefor is allowed or allowable in the case or proceeding relating thereto.

         SUBORDINATED DEBT. All principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement and indemnity obligations created or evidenced by the Subordinated Debenture (including the Subordinated Notes as such term is defined in the Credit Agreement) or any prior, concurrent or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of the Subordinating Creditors.

         SUBORDINATED DOCUMENTS. Collectively, the Subordinated Debenture, any promissory notes executed in connection therewith and any and all guaranties and security interests, mortgages and other liens directly or indirectly guarantying or securing any of the Subordinated Debt, and any and all other documents or instruments evidencing or further guarantying or securing directly or indirectly any of the Subordinated Debt, whether now existing or hereafter created.

      2. GENERAL. The Subordinated Debt and any and all Subordinated Documents shall be and hereby are subordinated and the payment thereof is deferred until the full and final payment in cash of the Senior Debt, whether now or hereafter incurred or owed by the Borrower. Notwithstanding the immediately preceding sentence, the Borrower shall be permitted to pay, and each Subordinating Creditor shall be permitted to receive the following:

            (a) any regularly scheduled payment of interest on the Subordinated Debt subject to the following limitations:

                  (i) Upon the occurrence of any failure by the Borrower to pay any principal of or premium, if any, or any interest on any Obligation or any fee or other amount owing to any holder of the Senior Debt when the same becomes due and payable, whether at maturity or a date fixed for the payment of any installment or prepayment thereof or by declaration or acceleration or otherwise (but after giving effect to any applicable grace periods so provided in the Credit Agreement) (hereinafter referred to as a "Payment Default"), no payment shall be made on the Subordinated Debt until the earlier to occur of (x) the date on which all Payment Defaults have been cured or waived by the holders of the Senior Debt in writing or (y) payment in full in cash of the Senior

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            Debt, the discharge of all Indebtedness and other Obligations under the Credit Agreement and the permanent reduction of all Commitments thereunder to zero;

                  (ii) If an Event of Default other than a Payment Default shall have occurred, no payment of interest on the Subordinated Debt shall be made for a period (the "Blockage Period") of time commencing upon delivery by the Agent to the Borrower and the holders of the Subordinated Debt of written notice specifying the Event of Default (the "Blockage Notice") and continuing until the earlier to occur of
            (A) 180 days from the date of delivery of the Blockage Notice, or
            (B) the date on which all such Events of Default described in the Blockage Notice have been cured or waived by the holders of the Senior Debt in writing, PROVIDED that if such Event of Default is waived by holders of the Senior Debt under the Credit Agreement or is cured and any other Event of Default occurs or shall have occurred then no payments shall be permitted under the foregoing provisions of this paragraph (ii) until the expiration of 180 days after receipt by the holders of the Subordinated Debt of written notice from the Agent of such other Event of Default (or until the cure thereof or waiver thereof by the holders of the Senior Debt if such cure thereof or waiver occurs during such 180 day period). Notwithstanding anything to the contrary contained herein, the holders of the Senior Debt shall not be entitled to block payments pursuant to any Blockage Notice delivered hereunder for more than 180 days during any 360 day period.

                  (iii) If any holder of Subordinated Debt receives payment from the Borrower, such payment shall be deemed to constitute a representation of the Borrower to the holders of the Senior Debt that no Event of Default exists or would exist as a result of such payment of interest, and that such payment is permitted to be paid by the Borrower under this Agreement. In addition, the holders of the Subordinated Debt shall be entitled to keep and retain such payment unless the Agent shall have notified the holders of the Subordinated Debt than an Event of Default in fact existed on the date of such payment, in which case the holders of the Subordinated Debt shall forthwith deliver such payment or an amount of cash equal thereto to the Agent for application in payment of the Senior Debt; provided that notwithstanding the foregoing, the holders of the Senior Debt shall not be entitled to recover any such payment if (1) such Event of Default was known to holders of the Senior Debt prior to the time of such payment actually having been made and (2) the holders of the Senior Debt did not send a Blockage Notice or otherwise request such amounts be turned over pursuant to the terms hereof within thirty (30) days after having been paid to the holders of the Subordinated Debt; and

            (b) any payments of principal on the Subordinated Debt that are expressly permitted to be made under the Credit Agreement.

      3. ENFORCEMENT. No Subordinating Creditor will take or omit to take any action or assert any claim with respect to the Subordinated Debt or otherwise which is inconsistent with the provisions of this Agreement. Without limiting the foregoing, no Subordinating Creditor will assert, collect or enforce the Subordinated Debt or any part thereof or take any action to foreclose or realize upon the Subordinated Debt or any part thereof or enforce any of the Subordinated Documents except (a) in each such case as necessary, so long as no Event of Default has occurred and is then continuing under the Credit Agreement or would occur after giving effect thereto, to collect any sums expressly permitted to be paid by the Borrower pursuant to Section 2, or (b) to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation.
Until the Senior Debt has been finally paid in full in cash, no Subordinating Creditor shall have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Borrower or any guarantor of or provider of collateral security for the Senior Debt. The Subordinating Creditor further waives any and all rights with respect to marshalling.

      4. PAYMENTS HELD IN TRUST. Each Subordinating Creditor will hold in trust and immediately pay over to the Agent for the account of the Banks and the Agent, in the same form of payment received, with appropriate endorsements, for application to the Senior Debt any cash amount that the Borrower pays to such Subordinating Creditor with respect to the Subordinated Debt, or as collateral for the Senior Debt any other assets of the Borrower that such Subordinating Creditor may receive with respect to the Subordinated Debt, in each case except with respect to payments expressly permitted pursuant to Section 2.

      5. DEFENSE TO ENFORCEMENT. If any Subordinating Creditor, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against the Borrower, then the Borrower may interpose as a defense or plea the making of this Agreement, and the Agent or any Bank may intervene and interpose such defense or plea in its name or in the name of the Borrower. If any Subordinating Creditor, in contravention of the terms of this Agreement, shall attempt to collect any of the Subordinated Debt or enforce any of the Subordinated Documents, then the Agent, any Bank or the Borrower may, by virtue of this Agreement, restrain the enforcement thereof in the name of the Agent or such Bank or in the name of the Borrower. If any Subordinating Creditor, in contravention of the terms of this Agreement, obtains any cash or other assets of the Borrower as a result of any administrative, legal or equitable actions, or otherwise, such Subordinating Creditor agrees forthwith to pay, deliver and assign to the Agent, for the account of the Banks and the Agent, with appropriate endorsements, any such cash for application to the Senior Debt and any such other assets as collateral for the Senior Debt.

6.    BANKRUPTCY, ETC.

      6.1 PAYMENTS RELATING TO SUBORDINATED DEBT. At any meeting of creditors of the Borrower or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Borrower or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Borrower or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Borrower for relief under the federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise, the Agent is hereby irrevocably authorized at any such meeting or in any such proceeding to receive or collect for the benefit of the Banks and the Agent any cash or other assets of the Borrower distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt, and apply such cash to or to hold such other assets or securities as collateral for the Senior Debt, and to apply to the Senior Debt any cash proceeds of any realization upon such other assets or securities that the Agent in its discretion elects to effect, until all of the Senior Debt shall have been paid in full in cash, rendering to the Subordinating Creditors any surplus to which the Subordinating Creditors are then entitled.

      6.2 SECURITIES BY PLAN OF REORGANIZATION OR READJUSTMENT. Notwithstanding the foregoing provisions of Section 6.1, each Subordinating Creditor shall be entitled to receive and retain any securities of the Borrower or any other corporation or other entity provided for by a plan of reorganization or readjustment (a) the payment of which securities is subordinate at least to the extent provided in this Agreement with respect to Subordinated Debt, to the payment of all Senior Debt under any such plan of reorganization or readjustment and (b) all other terms of which are acceptable to the Banks and the Agent.

      6.3 SUBORDINATED DEBT VOTING RIGHTS. At any such meeting of creditors or in the event of any such case or proceeding, each Subordinating Creditor shall retain the right to vote and otherwise act with respect to the Subordinated Debt (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), PROVIDED that no Subordinating Creditor shall vote with respect to any such plan or take any other action in any way so as to contest (a) the validity of any Senior Debt or any collateral therefor or guaranties thereof,
(b) the relative rights and duties of any holders of any Senior Debt established in any instruments or agreements creating or evidencing any of the Senior Debt with respect to any of such collateral or guaranties or (c) any Subordinating Creditor's obligations and agreements set forth in this Agreement.

      7. SUBORDINATION. The Senior Debt, the Credit Agreement and the other Loan Documents and any and all other documents and instruments evidencing or creating the Senior Debt and all guaranties, mortgages, security agreements, pledges and other collateral guarantying or securing the Senior Debt or any part thereof shall be senior to the Subordinated Debt and all of the Subordinated Documents irrespective of the time of the execution, delivery or issuance of any thereof. The Subordinating Creditors hereby acknowledge and agree that the Subordinated Debt is unsecured, is not guaranteed by any Person, the terms of such Subordinated Documents do not provide for such Subordinated Debt to be secured or
                                       5
guaranteed, and the Subordinating Creditors will not accept any security or guarantees of the Subordinated Debt without the prior written consent of the Agent.

      8. BANKS' FREEDOM OF DEALING. Each Subordinating Creditor agrees, with respect to the Senior Debt and any and all collateral therefor or guaranties thereof, that the Borrower and the Banks may agree to (a) increase the amount of the Senior Debt, provided that for purposes of this Agreement, that portion of the Senior Debt which is entitled to the subordination provisions contained herein shall be limited to all Obligations under the Credit Agreement and the other Loan Documents PROVIDED that the aggregate principal amount thereof does not exceed $34,000,000 at any time outstanding less the amount of any mandatory principal payments made under the Credit Agreement that has permanently reduced the borrowing capacity of the Borrower thereunder or (b) otherwise modify the terms of any of the Senior Debt, and the Banks may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with the Borrower and all other persons, in each case without the consent of any Subordinating Creditor or the Borrower and without affecting the agreements of any Subordinating Creditor or the Borrower contained in this Agreement; PROVIDED however, that nothing contained in this Section 8 shall constitute a waiver of the right of the Borrower itself to agree or consent to a settlement or compromise of a claim which the Agent or any Bank may have against the Borrower.

      9. MODIFICATION OR SALE OF THE SUBORDINATED DEBT. No Subordinating Creditor will, at any time while this Agreement is in effect, modify any of the terms of any of the Subordinated Debt or any of the Subordinated Documents except as expressly permitted by the Credit Agreement; nor will any Subordinating Creditor sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt to any person other than a person who agrees in a writing, satisfactory in form and substance to the Agent, to become a party hereto and to succeed to the rights and to bound by all of the obligations of a Subordinating Creditor hereunder. In the case of any such disposition by any Subordinating Creditor, such Subordinating Creditor will notify the Agent at least ten (10) days prior to the date of any of such intended disposition.

      10. BORROWER'S OBLIGATIONS ABSOLUTE. Nothing contained in this Agreement shall impair, as between the Borrower and any Subordinating Creditor, the obligation of the Borrower to pay to such Subordinating Creditor all amounts payable in respect of the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent such Subordinating Creditor (except as expressly otherwise provided in Section 3 or Section 6) from exercising all rights, powers and remedies otherwise permitted by Subordinated Documents and by applicable law upon a default in the payment of the Subordinated Debt or under any Subordinated Document, all, however, subject to the rights of the Agent and the Banks as set forth in this Agreement.

         11. TERMINATION OF SUBORDINATION. This Agreement shall continue in full force and effect, and the obligations and agreements of each Subordinating Creditor and the Borrower hereunder shall continue to be fully operative, until all of the Senior Debt shall have been paid and satisfied in full in cash and such full payment and satisfaction shall be final and not avoidable. To the extent that the Borrower or any guarantor of or provider of collateral for the Senior Debt makes any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a "Voided Payment"), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from the Agent or any Bank, an Event of Default shall be deemed to have existed and to be continuing under the Credit Agreement from the date of the Agent's or such Bank's initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to the Agent or such Bank. During any continuance of any such Event of Default, this Agreement shall be in full force and effect with respect to the Subordinated Debt. To the extent that any Subordinating Creditor has received any payments with respect to the Subordinated Debt subsequent to the date of the Agent's or any Bank's initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, such Subordinating Creditor shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Agent or such Bank, and such Subordinating Creditor hereby agrees to pay to the Agent for the benefit of the Agent or (as the case may be) such Bank, upon demand, the full amount so received by such Subordinating Creditor during such period of time to the extent necessary fully to restore to the Agent or such Bank the amount of such Voided Payment. Upon the payment and satisfaction in full in cash of all of the Senior Debt, which payment shall be final and not avoidable, this Agreement will automatically terminate without any additional action by any party hereto.

      12. NOTICES. All notices and other communications which are required and may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and effective in all respects if given in writing or telecopied, delivered or mailed by registered or certified mail, postage prepaid, as follows:

          If to the Agent:            BankBoston, N.A.
                                      100 Federal Street
                                      Boston, Massachusetts 02110
                                      Attention: John B. Desmond, Vice President

          with a copy to:             Marion Giliberti Barish, Esq.
                                      Bingham Dana LLP
                                      150 Federal Street
                                      Boston, Massachusetts 02110

          If to the Subordinating
          Creditors:                  Summit Partners
                                      600 Atlantic Avenue
                                      Boston, Massachusetts 02110
                                      Attention: Mr. Thomas S. Roberts

          with a copy to:             James Westra, Esq.
                                      Hutchins, Wheeler & Dittmar
                                      101 Federal Street
                                      Boston, Massachusetts 02110

          If to the Borrower:         Stride & Associates, Inc.
                                      222 Berkeley Street, Suite 1620
                                      Boston, Massachusetts 02116
                                      Attention:  Chief Executive Officer

or such other address or addresses as any party hereto shall have designated by written notice to the other parties hereto. Notices shall be deemed given and effective upon the earlier to occur of (a) the third day following deposit thereof in the U.S. mail or (b) receipt by the party to whom such notice is directed.

      13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE A SEALED INSTRUMENT UNDER SUCH LAWS.

      14. WAIVER OF JURY TRIAL. EACH OF THE SUBORDINATING CREDITORS AND THE BORROWER EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE SUBORDINATING CREDITORS AND THE BORROWER HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE SUBORDINATING CREDITORS AND THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

      15. SUBROGATION, ETC. Subject to the indefeasible repayment in full in cash of all Senior Debt, the holders of the Subordinated Debt shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Borrower made on the Senior Debt until the Subordinated Debt shall be paid in full and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the holders of the Subordinated Debt would be entitled except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to the holders of Senior Debt, by the holders of the Subordinated Debt, shall, as between the Borrower, the creditors of the Borrower (other than the holders of Senior Debt) and the holders of the Subordinated Debt, be deemed to be a payment by the Borrower to or on account of Senior Debt; it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the holders of the Subordinated Debt on the one hand, and the holders of Senior Debt on the other hand.

      16. MISCELLANEOUS. This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against which enforcement is sought. The Agent, acting upon the instructions of the requisite Banks, may, in their sole and absolute discretion, waive any provisions of this Agreement benefiting the Agent and the Banks; PROVIDED, HOWEVER, that such waiver shall be effective only if in writing and signed by the Agent and shall be limited to the specific provision or provisions expressly so waived. This Agreement shall be binding upon the successors and assigns of each Subordinating Creditor and the Borrower and shall inure to the benefit of the Agent and the Banks, the Agent's and the Banks' respective successors and assigns, any lender or lenders refunding or refinancing any of the Senior Debt and their respective successors and assigns, but shall not otherwise create any rights or benefits for any third party. In the event that any lender or lenders refund or refinance any of the Senior Debt, the terms "Credit Agreement", "Loan Documents", "Event of Default" and the like shall refer MUTATIS MUTANDIS to the agreements and instruments in favor of such lender or lenders and to the related definitions contained therein.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          BANKBOSTON, N.A., As Agent



                                          By: /s/ John B. Desmond
                                              -------------------------------
                                              John B. Desmond, Vice President

                                          SUMMIT INVESTORS III, L.P.


                                          By: /s/ Tom Roberts
                                             ---------------------------------
                                          Title


                                          SUMMIT SUBORDINATED DEBT FUND II, L.P.



                                           By: /s/ Tom Roberts
                                              --------------------------------
                                           Title:


                                           STRIDE & ASSOCIATES, INC.



                                           By: /s/ Michael Robichaud
                                              --------------------------------

                          COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss                                                     June 4, 1998

      Then personally appeared the above-named Tom Roberts, of Summit Investors III, L.P. and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of Summit Investors III, L.P.

         Before me,            /s/ Mary Harrington
                               ---------------------------------------
                               Notary Public
                               My Commission expires:    9/13/02
                                                     -----------------


                          COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss                                                    June 4, 1998

      Then personally appeared the above-named Tom Roberts, of Summit Subordinated Debt Fund II, L.P. and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of Summit Debt Fund II,L.P.

         Before me,

                             /s/ Mary Harrington
                             ---------------------------------------
                             Notary Public
                             My Commission expires:    9/13/02
                                                   -----------------



                          COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss                                                      June 4, 1998

      Then personally appeared the above-named Michael Robichaud, President of Stride & Associates, Inc. and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of Stride & Associates, Inc.

         Before me,

                             /s/ Mary Harrington
                             ---------------------------------------
                             Notary Public
                             My Commission expires:    9/13/02
                                                   -----------------


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